UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2007

MTS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-2382	41-0908057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Technology Drive
Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 937-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2007 the Board of Directors of MTS Systems Corporation (the “Company”) elected Laura B. Hamilton as Chief Executive Officer of the Company, in addition to her current position as President. She will also continue as a director on the Company’s Board of Directors. The election was announced by the Company on December 18, 2007 and will be effective January 15, 2008.

Ms. Hamilton, 46, has been President and Chief Operating Officer of the Company and a member of the Board of Directors since June 2007, was Senior Vice President of the Company’s Test business from 2003 until 2007, Vice President, Material Testing, Aerospace, and Test Manufacturing Operations for the Company from 2000 until 2002 and Director of Business Process Improvement from 1999 until 2000.

Sidney W. Emery, Jr. will continue with the Company in his capacity as Chairman of the Board through the end of fiscal 2008.

Effective January 15, 2008, in connection with her election to serve as Chief Executive Officer, Ms. Hamilton’s salary will be increased to $400,000. There has been no change to Ms. Hamilton’s other compensation although the Board may consider other changes following commencement of her new duties.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

99.1 – Press Release issued on December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: December 19, 2007	By:	/s/ SIDNEY W. EMERY, JR.
Sidney W. Emery, Jr.
Chairman and Chief Executive Officer

MTS SYSTEMS CORPORATION

FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued on December 18, 2007.